EXHIBIT 23(d)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1998, included in ALLTEL Corporation's Form 8-K/A filed on September 2, 1998 and to all references to our Firm included in this registration statement.




                                             /s/ARTHUR ANDERSEN LLP

Chicago, Illinois
December 1, 1998

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